Exhibit 10.7

EXECUTION

ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of September 30, 2015 by NEW YORK REIT, INC., a Maryland corporation and NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (collectively, jointly and severally, together with their respective successors and assigns, “Guarantor”) and ARC NY1440BWY1, LLC, a Delaware limited liability company (together with its successors and assigns, “Borrower”, and, collectively with Guarantor, jointly and severally, the “Indemnitor”) in favor of STRATEGIC ASSET SERVICES LLC, a Delaware limited liability company, not individually but solely in its capacity as Agent for the Lender under the Loan Agreement (together with its successors and permitted assigns under the Loan Agreement, the “Lender”).

RECITALS:

A.     WHEREAS, Lender is prepared to make a certain loan (the “Loan”) to Borrower, pursuant to a Loan Agreement of even date herewith between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”; all capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Loan Agreement), which Loan shall be evidenced by one or more promissory notes (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Note”) and secured by certain real property described in the Loan Agreement (the “Property”).

B.     WHEREAS, the Lender is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of Lender.

C.     WHEREAS, Indemnitor is entering into this Agreement to induce the Lender to make the Loan.

AGREEMENT

NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of Lender as follows:

1.     Environmental Representations And Warranties. The representations and warranties of Borrower set forth in Section 4.28 of the Loan Agreement relating to environmental matters are incorporated herein by this reference as if fully set forth herein and deemed to have been made as of the date hereof by Indemnitor.

2.     Environmental Covenants. Indemnitor covenants that:

(a)          all uses and operations on or of the Property by Borrower or any Affiliate of Borrower shall be in compliance in all material respects with all applicable Environmental Laws;

(b)          Borrower shall use commercially reasonable efforts to ensure that uses and operations by all tenants or other users of the Property are in compliance in all material respects with all applicable Environmental Laws;

(c)          Borrower shall use commercially reasonable efforts to ensure that there shall be no Releases of Hazardous Substances in, on, under or from the Property in violation of Environmental Law;

(d)          Borrower shall use commercially reasonable efforts to ensure that there shall be no Hazardous Substances in, on, or under the Property, except those that are (i) both (A) in compliance in all material respects with all applicable Environmental Laws and, if applicable, with permits issued pursuant thereto, and (B) fully disclosed to Lender in writing (including in the Environmental Reports provided to Lender ) or routinely used in the operation and maintenance of, or by tenants in, commercial properties similar to the Property, or (ii) not reasonably likely to result in a Material Adverse Effect. Notwithstanding the foregoing, it shall not be a default under the Loan Documents if any Hazardous Substances that fail to satisfy either clauses (i) or (ii) of the previous sentence are in, on or under the Property and Borrower (x) commences the Remediation of the same in accordance with applicable Environmental Law within 30 days after written notice thereof (or, if Borrower is unable to secure any Permits or approvals of applicable Governmental Authorities required for such Remediation during such 30 day period after reasonable effort, upon its securing such Permits, provided that Borrower continues to attempt to secure the same in a diligent manner), and (y) thereafter diligently and expeditiously proceeds to Remediate the same;

(e)          Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether or not due to any act or omission of Borrower (the “Environmental Liens”), provided that it shall not be a default under the Loan Documents if any such Environmental Liens are imposed and Borrower either (i) commences to remove such Environmental Liens within 30 days after written notice thereof and thereafter diligently and expeditiously proceeds to remove the same, or (ii) after notice to Lender, contests by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the imposition of such Environmental Liens, so long as (A) no Event of Default has occurred and is continuing, (B) such proceeding shall suspend the enforcement of such Environmental Liens, (C) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (D) Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to ensure the payment of any costs or expenses related to removal of the Environmental Lien or the prosecution of the legal proceedings, together with all interest or penalties thereon;

(f)          Borrower shall expeditiously and reasonably cooperate in all activities pursuant to Section 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable persons available for interviews;

(g)          Borrower shall perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable request of Lender made in the event that Lender reasonably believes that an environmental hazard exists on the Property in violation of applicable Environmental Laws (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender shall be entitled to rely on such reports and other results thereof;

(h)          Borrower shall comply with all reasonable requests of Lender made in the event that Lender reasonably determines that either (i) the Property or any operation thereon is in material violation of Environmental Law; or (ii) Hazardous Substances are present or have been Released at, in, on or from the Property in violation of Environmental Law or in a manner that is likely to result in the imposition of Liability under Environmental Law, to: (x) reasonably effectuate Remediation of such Hazardous Substance or condition if and to the extent required by applicable Environmental Laws; (y) comply in all material respects with any applicable Environmental Law; and (z) comply with any directive from any applicable Governmental Authority, provided that with respect to the foregoing, after notice to Lender, Borrower may suspend such compliance and contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the applicability of such Environmental Law, and provided further that (A) no Event of Default (as defined in the Loan Agreement) has occurred and is continuing, (B) the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost as a result of Borrower’s contesting the foregoing, and (C) Borrower shall have furnished the security, if any, as may be required in the proceeding, or as may be reasonably requested by Lender, to ensure the payment of any costs or expenses related to such proceeding, together with all interest and penalties thereon;

(i)          Borrower shall not do, and shall use commercially reasonable efforts to prevent any tenant or other user of the Property from doing, any act, that is in material non-compliance of applicable Environmental Law or violates any covenant, condition, agreement or easement relating to any environmental matters and applicable to the Property and that is reasonably likely, in any such case, to result in a Material Adverse Effect;

(j)          Borrower shall promptly notify Lender as it becomes aware of (i) any presence or Release of Hazardous Substances in, on, under, or from the Property other than those that comply with Section 2(d) above; (ii) any material non-compliance with any Environmental Laws with respect to the Property; (iii) any Environmental Lien recorded against the Property or threatened in writing to be recorded against the Property; (iv) any Remediation of environmental conditions relating to the Property that is required by a Governmental Authority or pursuant to Environmental Law; and (v) any written notice or other written communication received by Borrower from any Governmental Authority or any other Person relating to (A) the presence of any Hazardous Substances on the Property, or Remediation thereof, (B) the liability of any Person pursuant to any Environmental Law with respect to environmental contaminants in, on, under or released from the Property, or (C) any actual administrative or judicial proceedings or such proceedings threatened in writing with respect to environmental contaminants in, on under or released from the Property in violation of Environmental Laws and any environmental matters addressed in this Agreement.

(k)          If, at any time, it is determined that asbestos is present on the Property, Borrower shall retain an environmental consultant reasonably satisfactory to Lender to prepare an operations and maintenance program, and Borrower shall comply with the same. Borrower shall deliver a copy of any such program to Lender.

3.     Indemnified Rights/Cooperation and Access. In the event that Lender reasonably believes that an environmental hazard exists or there is a violation of Environmental Law at the Property that is reasonably likely to have a Material Adverse Effect, or that is likely to endanger any tenants or other occupants of such Property, upon reasonable notice from Lender, Indemnitor shall promptly cause an engineer or consultant reasonably satisfactory to Lender to conduct an environmental assessment or audit to assess any and all aspects of the condition giving rise to such belief (the scope of which shall be determined in the reasonable discretion of Lender) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably necessary, as determined by such engineer or consultant, to determine whether an environmental hazard exists or there is a violation of Environmental Law at the Property that is reasonably likely to have a Material Adverse Effect or that is likely to endanger any tenants or other occupants of such Property, and promptly deliver the results of any such assessment, audit, sampling or other testing to Lender and Indemnitor (and Lender and the other Indemnified Parties shall be entitled to rely on the same); provided, however, that, if such results are not delivered to Lender within a reasonable period following receipt of written notice from Lender of Indemnitor’s failure to comply with the provisions of this Section 3, upon reasonable notice to Indemnitor, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant shall have the right, but not the obligation, to enter upon the Property at all reasonable times (subject to the rights of tenants) to assess any and all aspects of the environmental condition of the applicable Property, including but not limited to, by conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Lender) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitor shall cooperate with and provide, upon advance notice, Lender and any such Person designated by Lender with such access to the Property.

4.     Indemnification. Indemnitor covenants and agrees to protect defend, indemnify, release and hold the Indemnified Parties harmless from and against, any and all Losses imposed upon, incurred by or asserted against any of the Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following:

(a)          any presence of any Hazardous Substances in, on, above, or under the Property;

(b)          any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property;

(c)          any use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling on or at or transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property;

(d)          any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action;

(e)          any non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Laws) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any Affiliate of Borrower, or any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws;

(f)          the imposition, recording or filing of any Environmental Lien encumbering the Property;

(g)          any administrative processes or proceedings or judicial proceedings in connection with the existence of Hazardous Substances on, in, under or released from the Property in violation of applicable Environmental Laws;

(h)          any act of Borrower, any Affiliate of Borrower, or any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport, disposal or treatment, of Hazardous Substances in, on, under or released from the Property in violation of applicable Environmental Laws, in each case, at any disposal or treatment facilities, incineration vessels or sites owned or operated by another Person and containing such Hazardous Substances;

(i)          any act of Borrower, any Affiliate of Borrower, or any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users from which there is a Release, or a threatened Release of any Hazardous Substance that causes the incurrence of costs for Remediation;

(j)          any personal injury, wrongful death, or property or other damage related to environmental matters arising under any statutory or common law or tort law theory by reason of the wrongful acts or omissions of Borrower, any Affiliate of Borrower or any tenant or other user of the Property, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property;

(k)          any material misrepresentation or inaccuracy in any representation or warranty in this Agreement or material breach or failure to perform any covenants or other obligations of Borrower or Indemnitor pursuant to this Agreement; and

(l)          any presence of mold or mold spores at the Property including the cost and expense of any repair, replacement, removal, cleanup, abatement, disposal, relocation or other remedial actions required at the Property for purposes of addressing any medical or legal concerns resulting therefrom.

Notwithstanding any other provision of this Agreement to the contrary, the indemnity provided by this Section 4 shall not apply to any Losses, costs of Remediation or other liabilities of any Indemnified Party to the extent arising out of (i) any action taken by any Person (other than Borrower, Guarantor, or any other Person that, directly or indirectly, Controls, is Controlled by or is under Common Control with Guarantor) from and after a Transfer approved by Lender in accordance with the terms of the Loan Documents of the entire Property or a transfer of all of the direct and indirect equity interests of Borrower to a Person that is not an Affiliate of Guarantor, (ii) any action taken by any Person (other than Borrower, Guarantor, or any other Person that, directly or indirectly, Controls, is Controlled by or is under Common Control with Guarantor) from and after Lender obtains title to the Property, whether by foreclosure, deed-in-lieu of foreclosure or otherwise in connection with any exercise of Lender’s remedies pursuant to the Loan Documents, or any actions taken by any Person (other than Borrower, Guarantor or any other Person that, directly or indirectly, Controls, is Controlled by or is under Common Control with Guarantor, except if such action of Borrower, Guarantor or any other such Person is caused or required by a receiver, trustee, liquidator, conservator, Lender or applicable law) on or after the date on which a receiver, trustee, liquidator, or conservator is appointed, at Lender’s request, to take Control of the Property, or (iii) any action taken (a) by Mezzanine Lender or, to the extent there is any other mezzanine lender (“Additional Mezzanine Lender”) with respect to any additional mezzanine loan (“Additional Mezzanine Loan”) under Section 9.24(b) of the Loan Agreement, any Additional Mezzanine Lender, during any period in which either Mezzanine Lender or Additional Mezzanine Lender exercises Control of any Required SPE, Borrower and/or the Property under the Mezzanine Loan Documents or Additional Mezzanine Loan Documents, as applicable, or (b) from and after a mezzanine foreclosure or assignment-in-lieu thereof.

5.     Duty to Defend and Attorneys’ and Other Fees and Expenses. Indemnitor agrees that, upon request by any Indemnified Party, the Indemnitor shall defend such Indemnified Party against any claim for which Indemnitor is indemnifying the Indemnified Parties pursuant to Section 4 above (if requested by any Indemnified Party, in the name of such Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in a claim include Borrower and any Indemnified Party shall have reasonably concluded that (A) there are legal defenses available to it that are materially different from those available to Indemnitor, or (B) the use of the attorneys engaged by Indemnitor would present such attorneys with a conflict of interest, such Indemnified Party may, in its sole and absolute discretion, engage its own attorneys and other professionals to assume its legal defenses and to defend or assist it, and, at the option of such Indemnified Party, its attorneys shall control the resolution of any claim or proceeding against such Indemnified Party, provided that no compromise or settlement shall be entered without the Indemnitor’s consent, which consent shall not be unreasonably withheld. Except as otherwise provided above, upon demand, Indemnitor shall be liable to, and shall, pay or, in the sole and absolute discretion of any Indemnified Party, reimburse, such Indemnified Party for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith; provided, however, notwithstanding anything to the contrary herein, Indemnitor shall not be responsible for the cost of more than one attorney to represent, collectively, any and all Indemnified Parties.

6.     Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any governmental permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (i) the pollution by, protection from or cleanup of Hazardous Substances, (ii) the impact of Hazardous Substances on property, health or safety as applicable to the Property, (iii) the Use or Release of Hazardous Substances, (iv) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare in connection with Hazardous Substances or (v) the liability for or costs of other actual or threatened danger to health or the environment arising from Hazardous Substances. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

The term “Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or the presence of which on, in or under the Property is prohibited or requires investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them.

The term “Indemnified Parties” means (i) Lender, (ii) any Person who is or will have been involved with the servicing of the Loan or (iii) any Person who may hold or acquire or will have held a full or partial direct interest in the Loan (including those Persons identified previously in this clause (iii) who acquire the Property in a foreclosure or deed-in-lieu of foreclosure by such Persons as a holder of the Loan) (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial direct interest in the Loan or, as applicable with respect to clause (iii) above, the Property, for the benefit of third parties) as well as the respective officers, partners, members, directors, trustees, employees, agents, Affiliates, successors and permitted assigns of any and all of the foregoing.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” means any actual losses, damages (but excluding consequential, special and punitive damages), costs, fees (including reasonable fees of attorneys, engineers and environmental consultants), expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Release” means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

The term “Remediation” means any response, remedial removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Release of Hazardous Substances.

7.     Unimpaired Liability. Except as otherwise explicitly set forth herein, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents and agrees to and shall be bound by, any amendment, replacement or modification of the provisions of the Note, the Loan Agreement or any other Loan Document entered into by (x) Borrower or any Person who succeeds Borrower as borrower under the Loan or (y) any other Affiliate of Borrower party to such Loan Document. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement or any of the other Loan Documents, (ii) except as provided in Section 4, unless a substitute Indemnitor is a Qualified Equityholder or is otherwise acceptable to Lender (in its sole discretion) has agreed in writing to be bound by the terms of this Agreement, any sale or transfer of all or part of the Property, (iii) the accuracy or inaccuracy of the representations and warranties made by Borrower under the Note, the Loan Agreement or any of the other Loan Documents or herein, (iv) the release of Borrower or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Lender’s voluntary act, or otherwise, or (v) the release or substitution in whole or in part of any security for the Note.

8.     Enforcement. (a) The Indemnified Parties may enforce the obligations of Borrower without first resorting to or exhausting any security or collateral or without first having recourse pursuant to the Note, the Loan Agreement or any other Loan Documents, through foreclosure proceedings or otherwise. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Loan Agreement for any Indemnified Party to exercise its rights pursuant to this Agreement. Indemnitor hereby acknowledges and agrees that Indemnitor is fully and personally liable for the obligations hereunder, and any liability hereunder is not limited to the original or amortized principal balance of the Loan or the value of the Property.

(b)          Notwithstanding anything to the contrary set forth herein, this Agreement is not and shall not be deemed to be secured by the Mortgage. Without limiting any of the remedies provided in the Loan Documents, Indemnitor acknowledges and agrees that the provisions of this Agreement are environmental provisions made by Indemnitor relating to the Property (the “Environmental Provisions”). Indemnitor’s breach or a failure to comply with the Environmental Provisions shall constitute a breach of contract entitling Lender to all remedies for the recovery of damages and for the enforcement of the Environmental Provisions. The Indemnified Parties’ actions for recovery of damages or enforcement of the Environmental Provisions shall not constitute an action nor constitute a money judgment for a deficiency or a deficiency judgment. All remedies provided for by the Loan Documents are separate and distinct causes of action that are not abrogated, modified, limited or otherwise affected by the remedies provided herein.

(c)          Notwithstanding any provision of the Loan Documents, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provisions of the Loan Agreement. Indemnitor is fully and personally liable for all such obligations hereunder.

9.     Survival. Subject to the last paragraph of Section 4, the obligations and liabilities of Indemnitor under this Agreement shall survive the payment in full of the Indebtedness. Notwithstanding the foregoing, the indemnification obligations of Indemnitor hereunder shall terminate three (3) years after the full and indefeasible payment by Borrower of the Indebtedness, provided that at the time of such payment, Indemnitor furnishes to Lender a Phase I environmental report with respect to the Property, which report is from an environmental consultant reasonably acceptable to Lender, which updated environmental report(s) disclose, no actual or threatened (other than as disclosed in the Environmental Report delivered to Lender by Indemnitor in connection with the origination of the Loan) (A) material non-compliance with or violation in any material respect of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with such Property or operations thereon, (B) Environmental Liens encumbering the Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the indemnity provisions of this Agreement or (D) presence or Release of Hazardous Substances in, on, under or from such Property, excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws, that has not been fully remediated in accordance with all applicable Environmental Laws.

10.   Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand, shall bear interest at the Default Rate (as defined in the Loan Agreement) from the date following thirty (30) days after such demand.

11.   Waivers. Indemnitor hereby waives (a) any right or claim of right to cause a marshaling of its assets or to cause Lender or the other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Borrower; (b) all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation that Borrower may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including any claim that such subrogation rights were abrogated by any acts of any of the Indemnified Parties; (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by any of the Indemnified Parties; (d) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand of payment, protest or (unless expressly required hereby) notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (f) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor shall postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been repaid in full. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

12.   Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for any liability arising out of the presence of any Hazardous Substances at, in, on or under the Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of the rights of Indemnitor now or hereafter in such claims.

13.   Representations and Warranties. Indemnitor jointly and severally represents and warrants that:

(a)          Indemnitor has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor;

(b)          Indemnitor’s execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the certificate of limited liability company, certificate of incorporation, limited liability company agreement, charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Borrower, Guarantor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Borrower or the Property is subject;

(c)          to Borrower’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against Borrower that, either in any one instance or in the aggregate, may result in a Material Adverse Effect, or that would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or that would be likely to impair materially the ability of Borrower to perform under the terms of this Agreement;

(d)          Indemnitor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)          no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other party is required in connection with the execution and delivery by Indemnitor of this Agreement except to the extent otherwise obtained prior to the date hereof; and

(f)          this Agreement constitutes a valid, legal and binding obligation of Indemnitor subject subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

14.   No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15.   Notice of Legal Actions. Each party hereto shall, within ten (10) business days of receipt thereof, give notice to the other parties hereto of (i) any written notice from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property in violation of Environmental Law, and (ii) any Legal Action brought against such party or related to the Property, with respect to which Borrower may have liability under this Agreement. Such notice shall comply with the provisions of Section 16 hereof.

16.   Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or as a pdf attachment to an e-mail address to the respective addresses specified below, immediately followed by one of the other delivery methods provided). Any party hereto may change its address and other contact information for purposes hereof at any time by sending a written notice to the other parties to this Agreement in the manner provided for in this Section. A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:	c/o H/2 Capital Partners
375 Park Avenue, 20th Floor
New York, New York 10152
Attention: Daniel Ottensoser
E-mail: dottensoser@h2cp.com

with copies to:	c/o H/2 Capital Partners
375 Park Avenue, 20th Floor
New York, New York 10152
Attention: William Stefko, Esq.
E-mail: wstefko@h2sas.com

and:	Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Kimberly Brown Blacklow, Esq.
E-mail: kblacklow@cgsh.com

If to Indemnitor:	c/o New York Recovery Advisors, LLC
405 Park Avenue, 7th Floor
New York, NY 10022
Attn: Legal Department
E-Mail: MEad@nyrt.com

with a copy to:	c/o New York Recovery Advisors, LLC
405 Park Avenue, 7th Floor
New York, NY 10022
Attn: Michael Happel
E-Mail: Mhappel@nyrt.com

with a copy to:	Arnold & Porter LLP
399 Park Avenue
New York, NY 10022
Attn: John Busillo, Esq.
E-Mail: John.Busillo@aporter.com

17.   Duplicate Originals; Counterparts; Facsimile Signatures. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

18.   No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

19.   Headings, Etc. The headings and captions of Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

20.   Rules of Construction / Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to” and “including, without limitation” and (iii) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising Indemnitor from time to time, as the sense of a particular provision may require, and to include the successors and assigns of either Indemnitor, all of whom shall be bound by the provisions of this Agreement (subject to the terms hereof), provided that Indemnitor may not assign its obligations hereunder except with the written consent of Lender in its sole discretion except as permitted by, and in accordance with, the express provisions of the Loan Agreement. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors and permitted assigns forever.

21.   Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

22.   Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies that Lender has under the Note, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

23.   Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

24.   Governing Law; Waiver of Trial by Jury. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b)          ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK. LENDER AND INDEMNITOR HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 16 HEREOF.

(c)          EACH OF INDEMNITOR AND LENDER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY INDEMNITOR AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE INDEMNIFIED PARTIES AND INDEMNITOR ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY INDEMNITOR AND LENDER.

25.   Miscellaneous. (a) Wherever pursuant to this Agreement (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)          Wherever pursuant to this Agreement it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender’s retained firms.

(c)          All obligations and liabilities hereunder of the parties comprising Indemnitor shall be joint and several.

[Signatures on following page]

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

ARC NY1440BWY1, LLC, a Delaware limited liability company

By: ARC NY1440BWY1 Mezz, LLC, its sole member

By: New York Recovery Operating Partnership, L.P., its sole member

By: New York REIT, Inc., its general partner

By:	/s/ Michael Ead
Name: Michael Ead
Title: Authorized Signatory

NEW YORK REIT, INC., a Maryland corporation

By:	/s/ Michael Ead
Name: Michael Ead
Title: Authorized Signatory

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	/s/ Michael Ead
Name: Michael Ead
Title: Authorized Signatory